Exhibit 10.4

FIRST AMENDMENT TO EQUITY AGREEMENT

This First Amendment to Equity Agreement is dated as of this 20th day of March, 2002 and is hereby made to the Equity Agreement dated as of the 22nd day of August, 2001, by and between Varitek Industries, Inc. and BACO International, Inc. (the “Agreement”), in accordance with Clause 7.8 of the Agreement.

The following First Amendment to the Agreement is hereby adopted by the parties and incorporated into the Agreement in its entirety, and shall replace the prior existing Clauses of Exhibit B to the Agreement as if they were originally contained therein:

Section 2.2    “Varitek shall register 444,416 shares with the next registration filing filed with the SEC. It is understood that these shares may be subject to lock up agreements and other selling conditions based on market conditions of the company.”

Section 2.3    “Baco International hereby agrees that it will not dispose of shares of Varitek’s common stock in an amount greater than 150,000 shares when Varitek’s next registration filing is filed with the SEC and in amounts greater than 29,442 shares per quarter thereafter beginning in January 2003 through the 2nd quarter of 2005.”

The parties to the Agreement hereby accept and agree to the First Amendment as written above.

VARITEK INDUSTRIES, INC.

/s/

Randy S. Bayne, Chief Executive Officer

BACO INTERNATIONAL

/s/

Harry L. Bayne, President